  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1999
                                                      Registration No. 333-70303
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                     PARK PLACE ENTERTAINMENT CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  88-0400631
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                Identification No.)

      3930 HOWARD HUGHES PARKWAY                           89109
       LAS VEGAS, NEVADA  89109                          (Zip Code)
    (Address of principal executive
               offices)

                             --------------------

      1991 GRAND CASINOS, INC. STOCK OPTION AND COMPENSATION PLAN, AS AMENDED;
              1995 GRAND CASINOS, INC. DIRECTOR STOCK OPTION PLAN; AND
                        NON-PLAN DIRECTOR OPTION AGREEMENTS

                             --------------------

                                CLIVE S. CUMMIS
        EXECUTIVE VICE PRESIDENT - LAW & CORPORATE AFFAIRS AND SECRETARY
                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                              LAS VEGAS, NV  89109
                                 (702) 699-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPY TO:
                           CYNTHIA A. ROTELL, ESQ.
                               LATHAM & WATKINS
                      633 WEST FIFTH STREET, SUITE 4000
                        LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234

                             --------------------

                        CALCULATION OF REGISTRATION FEE

                                       PROPOSED       PROPOSED
                          AMOUNT        MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS     OF SHARES     OFFERING       AGGREGATE     AMOUNT OF
 OF SECURITIES TO BE       TO BE         PRICE        OFFERING    REGISTRATION
 REGISTERED             REGISTERED    PER SHARE        PRICE          FEE
 Common Stock,
 $0.01 par value....   4,392,424(1)         (2)             (2)           (2)


(1) The amount of shares registered is comprised of (i) 4,120,924 shares pursuant to the 1991 Grand Casinos, Inc. Stock Option and Compensation Plan, as amended, (ii) 120,000 shares pursuant to the 1995 Grand Casinos, Inc. Director Stock Option Plan and (iii) 151,500 shares pursuant to the Grand Casinos, Inc. Non-Plan Director Option Agreements. Grand Casinos, Inc. is a wholly owned subsidiary of the Registrant.

(2) The registration fee of $9,000 was previously paid with the initial filing of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 8, 1999.

                                     PART I

Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.


                                     PART II

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Park Place Entertainment Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) Amendment No. 1 to the Company's Registration Statement on Form 10 filed with the Commission on December 18, 1998;
     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;
     (c) The Company's Current Reports on Form 8-K filed with the Commission on November 25, 1998, December 16, 1998 and January 8, 1999; and
     (d)  Form 8-A filed with the Commission on December 30, 1998.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     The legality of the securities registered hereby has been passed upon by Clive S. Cummis, Executive Vice President-Law & Corporate Affairs and Secretary of the Company. Mr. Cummis owns 2,600 shares of Common Stock and is expected to hold options for approximately 500,000 shares of Common Stock pursuant to an employment agreement Mr. Cummis is expected to enter into with the Company.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 11.2 of the Certificate of Incorporation of the Company provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under
Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Section 11.1 of the Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

      4.1       Amended and Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 4.1
                  to the Company's Registration Statement on Form S-8
                  (File No. 333-69507))

      4.2       Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Company's Registration
                  Statement on Form S-8 (File No. 333-69507))

      4.3       1991 Grand Casinos, Inc. Stock Option and Compensation Plan,
                  as amended *

      4.4       1995 Grand Casinos, Inc. Director Stock Option Plan

      4.5.1     Option Agreement dated as of July 9, 1992 between Grand Casinos,
                  Inc. and Neil I. Sell

      4.5.2     Amendment to Option Agreement dated as of June 15, 1998 between
                  Grand Casinos, Inc. and Neil I. Sell

      4.6.1     Option Agreement dated as of July 9, 1992 between Grand Casinos,
                  Inc. and David L. Rogers

      4.6.2     Amendment to Option Agreement dated as of June 15, 1998 between
                   Grand Casinos, Inc. and David L. Rogers

      4.7.1     Option Agreement dated as of July 9, 1992 between Grand Casinos,
                  Inc. and Joel N. Waller

      4.7.2     Amendment to Option Agreement dated as of June 15, 1998 between
                   Grand Casinos, Inc. and Joel N. Waller

      4.8.1     Option Agreement dated as of April 12, 1994 between Grand Casinos,
                  Inc. and Morris Goldfarb

      4.8.2     Amendment to Option Agreement dated as of June 15, 1998 between
                  Grand Casinos, Inc. and Morris Goldfarb

      5.1       Opinion of Clive S. Cummis

      23.1      Consent of Clive S. Cummis (included as part of Exhibit 5.1)

      23.2      Consent of Arthur Andersen LLP

      24        Power of Attorney (included on the signature page to the
                  Registration Statement) *

________________

*    Previously filed.

Item 9.   Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 12th day of January, 1999.

                                       PARK PLACE ENTERTAINMENT CORPORATION


                                       By:  /s/ Clive S. Cummis
                                            ---------------------------------
                                            Clive S. Cummis
                                            Executive Vice President-Law &
                                            Corporate Affairs and Secretary




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in their capacities on January 12, 1999.

             SIGNATURE                                TITLE
             ---------                                -----
                                      Director
---------------------------------
            Lyle Berman


                 *                    Chairman of the Board
---------------------------------
       Stephen F. Bollenbach


                 *                    Director
---------------------------------
          A. Steven Crown


       /s/ Clive S. Cummis            Director, Executive Vice President -
---------------------------------     Law & Corporate Affairs and Secretary
          Clive S. Cummis



                 *                    Director, President and Chief
---------------------------------     Executive Officer (Principal
        Arthur M. Goldberg            Executive Officer)

                 *                    Director
---------------------------------
           Barron Hilton

                 *                    Director
---------------------------------
          Eric M. Hilton

             SIGNATURE                                TITLE
             ---------                                -----
                 *                    Executive Vice President and Chief
---------------------------------     Financial Officer (Principal
        Scott A. LaPorta              Financial and Accounting Officer)


                 *                    Director
---------------------------------
        J. Kenneth Looloian


                 *                    Director
---------------------------------
          Rocco J. Marano


                 *                    Director
---------------------------------
          Gilbert Shelton


*   By:  /s/ Clive S. Cummis
---------------------------------
         Clive S. Cummis
        Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT                                                                  PAGE
 4.1            Amended and Restated Certificate of Incorporation
                  of the Registrant (incorporated by reference
                  to Exhibit 4.1 to the Company's Registration
                  Statement on Form S-8 (File No. 333-69507))

 4.2            Amended and Restated Bylaws of the Registrant
                  (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File
                  No. 333-69507))

 4.3            1991 Grand Casinos, Inc. Stock Option and
                  Compensation Plan, as amended *

 4.4            1995 Grand Casinos, Inc. Director Stock Option Plan

 4.5.1          Option Agreement dated as of July 9, 1992 between
                  Grand Casinos, Inc. and Neil I. Sell

 4.5.2          Amendment to Option Agreement dated as of June 15,
                  1998 between Grand Casinos, Inc. and Neil I.
                  Sell

 4.6.1          Option Agreement dated as of July 9, 1992 between
                  Grand Casinos, Inc. and David L. Rogers

 4.6.2          Amendment to Option Agreement dated as of June 15,
                  1998 between Grand Casinos, Inc. and David L.
                  Rogers

 4.7.1          Option Agreement dated as of July 9, 1992 between
                  Grand Casinos, Inc. and Joel N. Waller

 4.7.2          Amendment to Option Agreement dated as of June 15,
                  1998 between Grand Casinos, Inc. and Joel N.
                  Waller

 4.8.1          Option Agreement dated as of April 12, 1994 between
                  Grand Casinos, Inc. and Morris Goldfarb

 4.8.2          Amendment to Option Agreement dated as of June 15,
                  1998 between Grand Casinos, Inc. and Morris
                  Goldfarb

 5.1            Opinion of Clive S. Cummis

 23.1           Consent of Clive S. Cummis (included as part of
                  Exhibit 5.1)

 23.2           Consent of Arthur Andersen LLP

 24             Power of Attorney (included on the signature page
                  to the Registration Statement) *

     ________________

*    Previously filed.


                                      E-1